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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 20, 1998 except as to paragraph four of Note 1, which is as of March 4, 1998, which appears on Page 45 of the 1997 Annual Report to Stockholders of GreenPoint Financial Corp., which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP


New York, New York
June 26, 1998